EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS DEBENTURE AND THE WARRANTS AND STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE OKLAHOMA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, THE OKLAHOMA SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.  THIS IS A LIMITED OFFERING TO BE MADE ONLY PURSUANT TO EXEMPTIONS PROVIDED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AGENCY HAS PASSED UPON THE VALUE OF THESE SECURITIES, APPROVED OR DISAPPROVED THIS OFFERING OR PASSED UPON THE ADEQUACY OR ACCURACY OF ANY INFORMATION PROVIDED TO THE UNDERSIGNED.

SUBORDINATED DEBENTURE WITH WARRANTS

$______________	___________, 2007

FOR VALUE RECEIVED, HQHealthQuest Medical & Wellness Centers, Ltd., an Oklahoma corporation (the "Company"), promises to pay to the order of ___________________________________, whose address is ____________________ ___________________________________  (the "Holder") the principal sum of _____________________________ and no/100 Dollars ($_________) (the "Principal Amount"), together with interest thereon as set forth below, at the Holder’s office or such other place as the Holder may designate in writing to the Company. As additional consideration for the Holder's loan to the Company, the Company shall issue to the Holder warrants to purchase shares of the common stock of the Company for a discounted price, on the terms and in the form attached hereto as EXHIBIT “A” (the "Warrant”).

1.  Interest Rate.   Except as provided in this Section, from the date hereof  until repayment of this Debenture in full, interest shall accrue on the unpaid outstanding balance of the Principal Amount of this Debenture at the fixed rate of ten percent (10%) per annum, simple (the "Interest Rate") and shall be paid in arrears on a quarterly basis. Interest shall be calculated on the basis of the actual number of days elapsed over a 360 day year.  If the Company shall fail to make a payment of principal or interest when due, and such failure shall not be cured within ten (10) days of the Company’s receipt of written notice from the Holder of the failure, interest shall accrue on the unpaid outstanding balance of the Principal Amount of this Debenture from the date which is ten (10) days after the Company’s receipt of the notice to cure until the late payment is made  at the fixed rate of thirteen percent (13%) per annum, simple.

2.  Payment Provisions.

(a)  Interest Payments.  Commencing on December 31, 2006 and continuing on or before the fifth day after the expiration of each calendar quarter thereafter until this Debenture is paid in full, the Company shall pay to the Holder installments of interest only (in arrears).

(b)  Principal Payments.  On March 31, 2008, (the "Maturity Date") the outstanding balance of the Principal Amount shall be due and payable in full by the Company to the Holder.

(c)  Prepayments; Application of Payments.  The Company may at any time and from time to time prepay all or any part of the outstanding balance of the Principal Amount, together with all or any part of the interest, evidenced by this Debenture, without penalty upon at least three business days' prior written or electronic notice (or telephone notice promptly confirmed by written or electronic notice) to the Holder.   If the Company is current on all of its payment obligations under this Debenture, the Holder shall apply payments received from the Company on this Debenture against the outstanding balance of the Principal Amount.

3.  Subordination.  The rights of the Holder under this Debenture to collect  the amounts due under this Debenture are subordinated to the rights of the Banks from which the Company has borrowed or may borrow money under the terms of the notes, security agreements and other instruments governing those debts.

4.  Representations and Warranties of Company The Company hereby represents and warrants to the Holder that, the statements contained in the following paragraphs of this Section 4 are all true and correct as of the date this Debenture is signed by the Company:

(a)  Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to carry on its business as now conducted.

(b)  Corporate Authority. The Company has all requisite legal and corporate authority to enter into, execute and deliver this Debenture and the Warrant. This Debenture, and upon issuance, the Warrant will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c)  Authorization.

(1) Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Debenture and the Warrant, the sale and issuance of the Warrant and the shares to be issued upon exercise of the Warrant and the performance of Company's obligations hereunder and under the Warrant have been taken.

(2) Valid Issuance. This Debenture and the Warrant, and shares of the Company’s Common Stock issued upon exercise of the Warrant (collectively, the "SECURITIES"), when issued in compliance with the provisions of this Debenture and the Warrant will be validly issued and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state or federal securities laws, and as may be required by future changes in such laws.

5. Representations and Warranties By Holder.  The Holder represents and warrants to the Company as of the date of this Debenture as follows:

(a)  Investment Intent Authority.  This Debenture is executed and delivered to the Holder in reliance upon the Holder's representation to Company that:  (i) the Holder is acquiring this Debenture and the Warrant for investment for the Holder's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the "SECURITIES ACT"); and (ii) the Holder has the full right, power, authority and capacity to make the loan evidenced by this Debenture.

 (b) Securities Not Registered.  The Holder understands and acknowledges that the offering of the Securities represented by this Debenture, the Warrant or the Stock is not and will not be registered under any federal or State securities laws or regulations.

6.  Assignment.  This Debenture and the obligations hereunder may not be assigned by the Company without the prior written consent of the Holder.  The Holder may freely assign all or any portion of its right, title and interest in and to the Debenture.

7.  Default and Remedies.  The occurrence of an event of default under the Debenture shall constitute a default hereunder and during the continuation thereof shall entitle the Holder to exercise the rights and remedies of a creditor under law or in equity.

8.  Waivers.  The Company hereby waives presentment, demand, protest or further notice of any kind to the extent permitted by applicable law.

9.  Controlling Law; Attorneys’ Fees.  This Debenture, the Warrant and all matters related hereto shall be governed, construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.  In the event an action is brought to enforce this Debenture, the prevailing party shall be entitled to recover a reasonable attorney’s fee and costs to be set by the court.

10.  Purpose of Loan. The Company represents and warrants that this Debenture evidences an investment made in the Company made for the purpose of carrying on a business or commercial enterprise.  There are no restrictions on the use of the loan proceeds, as long as the same are used for the Company’s business.

11.  No Usury.  This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate that could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate that the Company is permitted by law to contract or agree to pay.  If, by the terms of this Debenture, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

           12.  Waiver of Trial by Jury.  The Company and the Holder agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Company or the Holder on or with respect to this Debenture, the Warrant or any event, transaction or occurrence arising out of or in any way connected therewith or dealing with the parties hereto, shall be tried only by a court and not by a jury.  THE COMPANY AND THE HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

13.  Severability.  In the event any one or more of the provisions contained in this Debenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture, but this Debenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed on the day and year first above written.

HQHealthQuest Medical & Wellness Centers, Ltd.		Holder

By:	/s/	/s/
	Stephen H. M. Swift, President	Name
Title

EXHIBIT A TO DEBENTURE

HQHealthQuest Medical & Wellness Centers, Ltd.

THE SECURITIES REPRESENTED BY THESE WARRANTS AND THE STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE OKLAHOMA SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, THE OKLAHOMA SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.  THIS IS A LIMITED OFFERING TO BE MADE ONLY PURSUANT TO EXEMPTIONS PROVIDED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AGENCY HAS PASSED UPON THE VALUE OF THESE SECURITIES, APPROVED OR DISAPPROVED THIS OFFERING OR PASSED UPON THE ADEQUACY OR ACCURACY OF ANY INFORMATION PROVIDED TO THE UNDERSIGNED.

Warrant No.:	Number of Shares:
Date of Grant:

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, ________________________ (the “Holder”) and the Holder’s permitted assignees are entitled to subscribe for and purchase ________ shares of the fully paid and nonassessable Common Stock (as adjusted from time to time pursuant to the provisions of this Warrant), the (“Shares”) of HQHealthQuest Medical & Wellness Centers, Ltd., an Oklahoma corporation (the "Company"), on the following terms and conditions and for the price set forth in this Warrant.  As used herein, the term “Date of Grant” shall mean the Date of Grant listed above.

1.  Number of Shares, Exercise Price and Term:

(a)  The number of Shares for which this Warrant is exercisable is set forth in the preceding paragraph.

(b)  Warrant Price.  The price at which this Warrant may be exercised shall be $.01 per Share (the “Warrant Price”).

(c)  Method of Exercise; Payment.   The stock purchase right represented by this Warrant may be exercised by the Holder only as to all Warrants and not partially, at any time on or before the Maturity Date, as defined in The Subordinated Debenture given by the Company to the Holder on or about the Grant Date by the surrender of this Warrant and a written Notice of Exercise at the principal office of the Company and by the payment to the Company, by cash or bank check, by wire transfer to an account designated by the Company (a “Wire Transfer”), or by the cancellation by the Holder of indebtedness or other obligations of the Company to the Holder of an amount equal to the Warrant Price multiplied by the number of Shares then being purchased.  The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of the exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder by the Company at the Company’s expense as soon as possible and in any event within thirty (30) days after such exercise.

2.  Stock Fully Paid; Reservation of Shares.  All Shares issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.  Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares covered by this Warrant shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

4.  Rights.  The rights applicable to the Shares of Common Stock purchasable hereunder are set forth in the Company’s Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which has been supplied to the holder of this Warrant, and as it may be later amended.  The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Certificate of Incorporation promptly after the same has been made.

5.  Rights as Stockholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall any provision contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

6.  Mergers.  The Company shall provide the holder of this Warrant with at least thirty (30) days’ notice of the terms and conditions of any of the following potential transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is transferred.

7.  Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.  Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

9.  Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

10.  Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma without regard to its conflicts of law principles.

11.  Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.  In the event an action or proceeding is brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs from the other party.

12.  Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

13.  Entire Agreement.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

HQHealthQuest Medical & Wellness Centers, Ltd.

By:	/s/
Stephen H. M. Swift,
President

5158 Oak Leaf Drive
Tulsa, OK  74131-2653